CHRISTIE'S

INVOICE

Account Address
Masterworks Gallery LLC as agent for
Masterworks Cayman SPC o/b/o its
Gallery Segregated Portfolio
225 Liberty Street
29th Floor
New York, NY 10281
United States

Invoice Number	DB 23002478
Date	28/05/2023
Account Number	[***]
Paddle Number	[***]

Sale Number 21389 **Sale Title** 20th/21st Century Art Evening Sale **Sale Date** 28/05/2023

Lot	Description	Transaction	Amount	Key	Total Amount
82	JEAN-MICHEL BASQUIAT (1960-1988) *Black* acrylic, oil, graphite, oilstick and Xerox on wood	Hammer Premium	51,500,000.00 11,100,000.00		62,600,000.00
		Sub Total			
		Hammer	HK$ 51,500,000.00		HK$ 51,500,000.00
		Premium	HK$ 11,100,000.00		HK$ 11,100,000.00

Total Amount Due	HK$ 62,600,000.00
Due Date	4 June 2023

Notes: Buyer's premium is calculated on hammer price as follows: 26% of first HKD 7,500,000, plus 21% of next HKD 42,500,000, plus 15% thereafter.

To arrange collection and to confirm the location of your property, please contact PostSaleAsia@Christies.com at least 48 hours beforehand.

0254840

CHRISTIE'S

Payment Methods

Please note: Christie's will not accept payment under this invoice from any party other than the buyer of record.

Lots purchased at Christie's in Hong Kong may be paid for in the following ways:

Online	Christie's is pleased to offer clients the option of viewing invoices, paying and arranging shipping online through MyChristie's. To log in, or if you have yet to create an online account, please go to: www.christies.com/MyChristies. While this service is available for most lots, payment and shipping must be arranged offline for some items. Please contact Post Sale Services directly to coordinate.	
Wire Transfer	HSBC Head Office 1 Queen's Road, Central Hong Kong	
	Beneficiary Name: Bank Code: Account Number: SWIFT:	Christie's Hong Kong Limited [***] [***] [***]
Credit and Debit Card	All major credit and debit cards are accepted. China Union Pay Card is accepted in person with no limits on amounts.	
Cash	Up to HKD 80,000 per annum.	
Bankers Draft	Must be made payable to Christie's Hong Kong Limited (subject to conditions)	
Cheque	Must be made payable to Christie's Hong Kong Limited (must be drawn in HKD on a HK bank, clearance will take 2 to 5 business days)	

To assist in processing your payment efficiently, please quote your **sale, invoice number** and **account number** ; these may be found on your invoice.

Payments may be made in person at Christie's or by calling Post Sale Services.

Email	PostSaleAsia@christies.com
Telephone	+852 2760 1766
Fax	+852 2973 0111
Mail	Christie's Hong Kong Limited, 22/F Alexandra House, 18 Chater Road, Central, Hong Kong

Please see our Conditions of Sale for further information on buying at Christie's which can be found at the back of our catalogues and on our website: www.christies.com

Payment in full must be received in cleared funds before the property is released.

Failure to collect your property within 30 days of the sale date from any Christie's location will result in handling and administration charges plus any applicable taxes.

02548840

Invoice No	DB 23002478	**A/c No**	[***]
Invoice Date	28/05/2023		

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC
225 Liberty Street
29th Floor
New York, NY 10281
United States

Account Address
Masterworks Gallery LLC as agent for
Masterworks Cayman SPC o/b/o its
Gallery Segregated Portfolio
225 Liberty Street
29th Floor
New York, NY 10281
United States

PAYMENT SCHEDULE • DETAIL

Sale No 21389 **Sale Title** 20th/21st Century Art Evening Sale **Sale Date** 28/05/2023

Lot	Description	Transaction	Due Date	Amount
82	JEAN-MICHEL BASQUIAT (1960-1988) *Black* acrylic, oil, graphite, oilstick and Xerox on wood	Extended Terms	03/01/2024	62,600,000.00

Total Amount Due	**HK$ 62,600,000.00**

Notes

02054147

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC
225 Liberty Street
29th Floor
New York, NY 10281
United States

Account Address
Masterworks Gallery LLC as agent for Mas
egregated Port
225 Liberty Street
29th Floor
New York, NY 10281
United States

PAYMENT SCHEDULE • SUMMARY

Sale No 21389 **Sale Title** 20th/21st Century Art Evening Sale **Sale Date** 28/05/2023

Instalment	Due Date	Amount
Payment Due	03/01/2024	62,600,000.00

	Total Amount Due	**HK$ 62,600,000.00**

Notes

02554147